Exhibit 99.(h)(12)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO THE SECURITIES LENDING AUTHORIZATION AGREEMENT (“Amendment”) dated as of the 28th day of October, 2025 (the “Effective Date”) between WisdomTree Trust (the “Trust”), on behalf of each of its series identified on Attachment 1 to the Agreement (defined below), as amended, modified or supplemented by the parties hereto from time to time (each a “Lender” and collectively the “Lenders”) and The Bank of New York Mellon (“Bank”).

WHEREAS, Bank and Lender entered into a certain Securities Lending Authorization Agreement dated as of October 18, 2024 (as amended, modified and supplemented from time to time, the “Agreement”);

WHEREAS, the Lender and Bank desire to amend the Agreement in certain respects as hereinafter provided;

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1.       As at November 1, 2025, the Agreement is hereby amended by deleting all references throughout the Agreement to “WisdomTree Government Money Market Digital Fund” replacing it with “WisdomTree Treasury Money Market Digital Fund”. For the avoidance of doubt, the Ticker Symbol of the fund remains the same (WTGXX).

2.       From and after the Effective Date, the Agreement is hereby amended by deleting Attachment I therefrom in its entirety and replacing it with the new Attachment I attached hereto as Exhibit A.

2.       Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended, modified or supplemented by this Amendment.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf as of the day and year first set above.

WISDOMTREE TRUST on behalf of each of its series identified on Attachment 1 to the Agreement, severally and not jointly	THE BANK OF NEW YORK MELLON

By: /s/ Jonathan Steinberg	By: /s/ Maria Fox
Name: Jonathan Steinberg	Name: Maria Fox
Title: President	Title: Director
October 28, 2025

By: /s/ Matthew Knoblock
Name: Matthew Knoblock
Title: Director
October 28, 2025

EXHIBIT A

to

AMENDMENT TO SECURITIES LENDING AGREEMENT

ATTACHMENT I
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated October 18, 2024
by and between
THE BANK OF NEW YORK MELLON (“Bank”) and WISDOMTREE TRUST, on behalf of
each Lender identified therein (“Lender”) (the “Agreement”)

LIST OF LENDERS

Below is the list of “Lenders” referred to in the Agreement.

List of Funds	Ticker	Tax ID
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD	[OMITTED]
WisdomTree U.S. SmallCap Fund	EES	[OMITTED]
WisdomTree U.S. Total Dividend Fund	DTD	[OMITTED]
WisdomTree U.S. SmallCap Dividend Fund	DES	[OMITTED]
WisdomTree U.S. MidCap Fund	EZM	[OMITTED]
WisdomTree U.S. Efficient Core Fund	NTSX	[OMITTED]
WisdomTree U.S. LargeCap Fund	EPS	[OMITTED]
WisdomTree U.S. High Dividend Fund	DHS	[OMITTED]
WisdomTree U.S. SmallCap Quality Growth Fund	QSML	[OMITTED]
WisdomTree U.S. MidCap Dividend Fund	DON	[OMITTED]
WisdomTree U.S. LargeCap Dividend Fund	DLN	[OMITTED]
WisdomTree U.S. Quality Dividend Growth Fund	DGRW	[OMITTED]
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	DGRS	[OMITTED]
WisdomTree U.S. Multifactor Fund	USMF	[OMITTED]
WisdomTree U.S. Value Fund	WTV	[OMITTED]
WisdomTree U.S. MidCap Quality Growth Fund	QMID	[OMITTED]
WisdomTree U.S. Quality Growth Fund	QGRW	[OMITTED]
WisdomTree 1-3 Year Laddered Treasury Fund	USSH	[OMITTED]
WisdomTree 7-10 Year Laddered Treasury Fund	USIN	[OMITTED]
WisdomTree Bianco Total Return Fund	WTBN	[OMITTED]
WisdomTree Floating Rate Treasury Fund	USFR	[OMITTED]
WisdomTree Efficient Gold Plus Equity Strategy Fund	GDE	[OMITTED]
WisdomTree International Efficient Core Fund	NTSI	[OMITTED]
WisdomTree Emerging Markets Efficient Core Fund	NTSE	[OMITTED]
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund	GDMN	[OMITTED]
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	AGGY	[OMITTED]

WisdomTree Bloomberg U.S. Dollar Bullish Fund	USDU	[OMITTED]
WisdomTree Emerging Currency Strategy Fund	CEW	[OMITTED]
WisdomTree Managed Futures Strategy Fund	WTMF	[OMITTED]
WisdomTree Target Range Fund	GTR	[OMITTED]
WisdomTree Enhanced Commodity Strategy Fund	GCC	[OMITTED]
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	SHAG	[OMITTED]
WisdomTree U.S. Corporate Bond Fund	QIG	[OMITTED]
WisdomTree U.S. High Yield Corporate Bond Fund	QHY	[OMITTED]
WisdomTree Interest Rate Hedged High Yield Bond Fund	HYZD	[OMITTED]
WisdomTree U.S. Short-Term Corporate Bond Fund	QSIG	[OMITTED]
WisdomTree Emerging Markets Corporate Bond Fund	EMCB	[OMITTED]
WisdomTree Voya Yield Enhanced USD Universal Bond Fund	UNIY	[OMITTED]
WisdomTree Mortgage Plus Bond Fund	MTGP	[OMITTED]
WisdomTree U.S. AI Enhanced Value Fund	AIVL	[OMITTED]
WisdomTree International AI Enhanced Value Fund	AIVI	[OMITTED]
WisdomTree International Equity Fund	DWM	[OMITTED]
WisdomTree Dynamic International Equity Fund	DDWM	[OMITTED]
WisdomTree Emerging Markets SmallCap Dividend Fund	DGS	[OMITTED]
WisdomTree Dynamic International SmallCap Equity Fund	DDLS	[OMITTED]
WisdomTree International SmallCap Dividend Fund	DLS	[OMITTED]
WisdomTree Japan SmallCap Dividend Fund	DFJ	[OMITTED]
WisdomTree Japan Opportunities Fund	OPPJ	[OMITTED]
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	XSOE	[OMITTED]
WisdomTree Global High Dividend Fund	DEW	[OMITTED]
WisdomTree True Emerging Markets Fund	XC	[OMITTED]
WisdomTree International MidCap Dividend Fund	DIM	[OMITTED]
WisdomTree International High Dividend Fund	DTH	[OMITTED]
WisdomTree Emerging Markets High Dividend Fund	DEM	[OMITTED]
WisdomTree Japan Hedged Equity Fund	DXJ	[OMITTED]
WisdomTree Global ex-U.S. Quality Growth Fund	DNL	[OMITTED]
WisdomTree Emerging Markets Quality Dividend Growth Fund	DGRE	[OMITTED]
WisdomTree Europe SmallCap Dividend Fund	DFE	[OMITTED]
WisdomTree True Developed International Fund	DOL	[OMITTED]
WisdomTree International Hedged Quality Dividend Growth Fund	IHDG	[OMITTED]
WisdomTree International Quality Dividend Growth Fund	IQDG	[OMITTED]
WisdomTree European Opportunities Fund	OPPE	[OMITTED]
WisdomTree Emerging Markets Multifactor Fund	EMMF	[OMITTED]
WisdomTree Europe Quality Dividend Growth Fund	EUDG	[OMITTED]
WisdomTree International Multifactor Fund	DWMF	[OMITTED]
WisdomTree China ex-State-Owned Enterprises Fund	CXSE	[OMITTED]
WisdomTree Europe Hedged Equity Fund	HEDJ	[OMITTED]
WisdomTree BioRevolution Fund	WDNA	[OMITTED]
WisdomTree Artificial Intelligence and Innovation Fund	WTAI	[OMITTED]

WisdomTree Cloud Computing Fund	WCLD	[OMITTED]
WisdomTree New Economy Real Estate Fund	WTRE	[OMITTED]
WisdomTree Private Credit and Alternative Income Fund	HYIN	[OMITTED]
WisdomTree Cybersecurity Fund	WCBR	[OMITTED]
WisdomTree Emerging Markets Local Debt Fund	ELD	[OMITTED]
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD	[OMITTED]
WisdomTree U.S. SmallCap Fund	EES	[OMITTED]
WisdomTree U.S. Total Dividend Fund	DTD	[OMITTED]
WisdomTree U.S. SmallCap Dividend Fund	DES	[OMITTED]
WisdomTree GeoAlpha Opportunities Fund	GEOA	[OMITTED]
WisdomTree Global Defense Fund	WDGF	[OMITTED]
WisdomTree Europe Defense Fund	WDEF	[OMITTED]
WisdomTree Asia Defense Fund	WDAF	[OMITTED]
WisdomTree Quantum Computing Fund	WQTM	[OMITTED]